Exhibit 99.1

Marvell Technology Group Ltd. Declares Quarterly Dividend Payment

Santa Clara, Calif. (September 14, 2018) — Marvell Technology Group Ltd. (NASDAQ: MRVL), a leader in infrastructure semiconductor solutions, today announced a quarterly dividend of $0.06 per share of common stock payable on October 23, 2018 to shareholders of record as of October 2, 2018.

About Marvell

Marvell first revolutionized the digital storage industry by moving information at speeds never thought possible. Today, that same breakthrough innovation remains at the heart of the Company’s storage, networking and connectivity solutions. With leading intellectual property and deep system-level knowledge, Marvell’s semiconductor solutions continue to transform the enterprise, cloud, automotive, industrial, and consumer markets. To learn more, visit: www.marvell.com.

Marvell® and the Marvell logo are registered trademarks of Marvell and/or its affiliates.

For further information, contact:

Ashish Saran

Vice President, Investor Relations

408-222-0777

ir@marvell.com